EXHIBIT 23.2

                      CONSENT OF WHEELER WASOFF, P.C.

                            Wheeler Wasoff, P.C.
                        Certified Public Accountants


                 CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


         We consent to the use in this Registration Statement of Galaxy Energy Corporation (the "Company") on Form SB-2 of our report dated March 6, 2003 relating to the Company's financial statements appearing in this Prospectus, which is part of this Registration Statement.

         We also consent to the reference to us under the heading "Experts" in this Registration Statement.


                                        /s/ WHEELER WASOFF, P.C.

                                        Wheeler Wasoff, P.C.


Denver, Colorado
October 28, 2003